PBF Energy Announces Third Quarter 2024 Results and Declares Increased Dividend of $0.275 per Share

•Third quarter loss from operations of $386.3 million (excluding special items, third quarter loss from operations of $231.5 million)
•Announces 10% increase to quarterly dividend to $0.275 per share
•Third quarter 2024 share repurchases of approximately 2.0 million shares for approximately $75 million

PARSIPPANY, NJ - October 31, 2024 - PBF Energy Inc. (NYSE:PBF) today reported third quarter 2024 loss from operations of $386.3 million as compared to income from operations of $1,077.1 million for the third quarter of 2023. Excluding special items, third quarter 2024 loss from operations was $231.5 million as compared to income from operations of $1,145.6 million for the third quarter of 2023.

The company reported third quarter 2024 net loss of $289.1 million and net loss attributable to PBF Energy Inc. of $285.9 million or $(2.49) per share. This compares to net income of $794.1 million and net income attributable to PBF Energy Inc. of $786.4 million or $6.11 per share for the third quarter 2023. Non-cash special items included in the third quarter 2024 results, which decreased net income by a net, after-tax charge of $114.5 million, or $0.99 per share, consisted of a lower-of-cost-or-market ("LCM") inventory adjustment and our share of the St. Bernard Renewables LLC ("SBR") LCM inventory adjustment. Adjusted fully-converted net loss for the third quarter 2024, excluding special items, was $173.8 million, or $(1.50) per share on a fully-exchanged, fully-diluted basis, as described below, compared to adjusted fully-converted net income of $857.0 million or $6.61 per share, for the third quarter 2023.

Matt Lucey, PBF Energy's President and CEO, said, “Despite a weak refining environment, PBF's refineries ran well in the third quarter, with no major maintenance or significant unplanned downtime. The performance of our assets is a testament to the extensive work conducted by our outstanding employees and contracted partners. PBF's financial results for the quarter reflect the broader macro headwinds brought about by weaker than expected global demand and higher than anticipated refinery utilization. The near-term gyrations experienced in our cyclical, commodity-dependent business do not reflect our broader outlook that global supply and demand balances remain tight. That delicate balance provides a constructive backdrop for the refining business going forward. Disappointing earnings notwithstanding, we were able to rely on our balance sheet to support operations in the current refining environment.”
Mr. Lucey continued, “Presently we are conducting our last major turnaround at the Chalmette refinery and expect that work to be finished in November. The remainder of our assets are running well today and should remain available for the duration of the fourth quarter. Positioning ourselves and our assets to perform in all market conditions through safe, reliable operations remains our primary focus. Lastly, today we increased our dividend by 10% based on the strength of our balance sheet and the confidence that our operations will provide better results as the margin environment rebounds from the current lows.”

PBF Energy Inc. Declares Dividend
The company announced today that it will pay a quarterly dividend of $0.275 per share of Class A common stock on November 27, 2024, to holders of record at the close of business on November 13, 2024.

PBF Strategic Update and Outlook
PBF remains committed to the safety and reliability of our operations. We strive to maintain the quality of our balance sheet and preserve the ability of our operations to continue supporting our long-term strategic goal of increasing the value of our company. At quarter-end, we had approximately $977 million of cash and approximately $1.3 billion of total debt. We continue to demonstrate our commitment to fiscal discipline, long-term value and sustainable shareholder returns.

As always, the safety and reliability of our core operations are paramount. We continue investing in all our assets and expect full-year 2024 refining capital expenditures to be in the $850 million range. The majority of planned major maintenance activities were completed during the first half of the year, and the final significant turnaround is underway at the Chalmette refinery.

Timing of planned maintenance and throughput ranges provided reflect current expectations and are subject to change based on market conditions and other factors. Current fourth quarter throughput expectations are included in the table below.

Expected throughput ranges (barrels per day)
	Fourth Quarter 2024
	Low	High
East Coast	270,000	290,000
Mid-continent	140,000	150,000
Gulf Coast	140,000	150,000
West Coast	290,000	310,000
Total	840,000	900,000
Guidance provided constitutes forward-looking information and is based on current PBF Energy operating plans, company assumptions, and company configuration. Year-to-date actual throughput and quarterly guidance should be used to adjust full-year expectations. All figures and timelines are subject to change based on a variety of factors, including market and macroeconomic factors, as well as company strategic decision-making and overall company performance.
St. Bernard Renewables
SBR averaged approximately 13,000 barrels per day of renewable diesel production in the third quarter. During the third quarter, SBR operations reflected a catalyst change beginning in late July and completed in August. Renewable diesel production for the fourth quarter is expected to average approximately 16,000 to 17,000 barrels per day.

Adjusted Fully-Converted Results
Adjusted fully-converted results assume the exchange of all PBF Energy Company LLC Series A Units and dilutive securities into shares of PBF Energy Inc. Class A common stock on a one-for-one basis, resulting in the elimination of the noncontrolling interest and a corresponding adjustment to the company's tax provision.

Non-GAAP Measures
This earnings release, and the discussion during the management conference call, may include references to Non-GAAP (Generally Accepted Accounting Principles) measures including Adjusted Fully-Converted Net Income (Loss), Adjusted Fully-Converted Net Income (Loss) excluding special items, Adjusted Fully-Converted Net Income (Loss) per fully-exchanged, fully-diluted share, Income (Loss) from operations excluding special items, gross refining margin, gross refining margin excluding special items, gross refining margin per barrel of throughput, EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization), EBITDA excluding special items, Adjusted EBITDA, net debt, net debt to capitalization ratio and net debt to capitalization ratio excluding special items. PBF believes that Non-GAAP financial measures provide useful information about its operating performance and financial results. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBF's Non-GAAP financial measures may also differ from similarly named measures used by other companies.

See the accompanying tables and footnotes in this release for additional information on the Non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.

Conference Call Information
PBF Energy's senior management will host a conference call and webcast regarding quarterly results and other business matters on Thursday, October 31, 2024, at 8:30 a.m. ET. The call is being webcast and can be accessed at PBF Energy's website, http://www.pbfenergy.com. The call can also be accessed by dialing (800) 579-2543 or (785) 424-1789; Conference ID: PBF3Q24. The audio replay will be available approximately two hours after the end of the call and will be available through the company’s website.

Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements, and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the Company’s expectations with respect to its plans, objectives, expectations, and intentions with respect to future earnings and operations, including those of our 50-50 equity method investment in SBR. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, many of which may be beyond the Company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Company's filings with the SEC, our ability to operate safely, reliably, sustainably and in an environmentally responsible manner; our ability to successfully diversify our operations; our ability to make acquisitions or investments, including in renewable diesel production, and to realize the benefits from such acquisitions or investments; our ability to successfully manage the operations of our 50-50 equity method investment in SBR; our expectations with respect to our capital spending and turnaround projects; risks associated with our obligation to buy Renewable Identification Numbers and related market risks related to the price volatility thereof; the possibility that we might reduce or not pay further dividends in the future; certain developments in the global oil markets and their impact on the global macroeconomic conditions; risks relating to the securities markets generally; the impact of changes in inflation, interest rates and capital costs; and the impact of market conditions, unanticipated developments, regulatory approvals, changes in laws and other events that negatively impact the Company. All forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.
PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in California, Delaware, Louisiana, New Jersey, and Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

PBF Energy is also a 50% partner in the St. Bernard Renewables joint venture focused on the production of next generation sustainable fuels.

###
Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenues	$8,382.3	$10,733.5	$25,764.0	$29,186.1
Cost and expenses:
Cost of products and other	7,862.3	8,720.3	23,422.6	24,423.6
Operating expenses (excluding depreciation and amortization expense as reflected below)	649.7	645.3	1,950.4	2,023.7
Depreciation and amortization expense	158.5	140.1	454.7	424.2
Cost of sales	8,670.5	9,505.7	25,827.7	26,871.5
General and administrative expenses (excluding depreciation and amortization expense as reflected below)	65.4	92.9	193.6	257.1
Depreciation and amortization expense	3.3	3.8	9.8	8.0
Change in fair value of contingent consideration, net	—	65.3	(3.3)	32.4
Equity loss (income) in investee	29.4	(14.6)	42.6	(14.6)
Loss (gain) on formation of SBR equity method investment	—	3.2	8.7	(965.7)
Loss (gain) on sale of assets	—	0.1	0.7	(1.3)
Total cost and expenses	8,768.6	9,656.4	26,079.8	26,187.4
Income (loss) from operations	(386.3)	1,077.1	(315.8)	2,998.7
Other income (expense):
Interest expense (net of interest income of $11.3 million, $21.9 million, $43.4 million and $53.1 million, respectively)	(21.4)	(22.7)	(49.2)	(55.2)
Change in fair value of catalyst obligations	—	(0.1)	—	1.1
Loss on extinguishment of debt	—	(5.7)	—	(5.7)
Other non-service components of net periodic benefit cost	0.5	0.1	1.7	0.5
Income (loss) before income taxes	(407.2)	1,048.7	(363.3)	2,939.4
Income tax (benefit) expense	(118.1)	254.6	(115.7)	729.0
Net income (loss)	(289.1)	794.1	(247.6)	2,210.4
Less: net income (loss) attributable to noncontrolling interest	(3.2)	7.7	(3.1)	21.5
Net income (loss) attributable to PBF Energy Inc. stockholders	$(285.9)	$786.4	$(244.5)	$2,188.9

Net income (loss) available to Class A common stock per share:
Basic	$(2.48)	$6.35	$(2.09)	$17.38
Diluted	$(2.49)	$6.11	$(2.09)	$16.76
Weighted-average shares outstanding-basic	115,084,174	123,793,179	116,974,505	125,938,259
Weighted-average shares outstanding-diluted	115,946,954	129,690,375	117,837,285	131,547,028

Dividends per common share	$0.25	$0.20	$0.75	$0.60

Adjusted fully-converted net income (loss) and adjusted fully-converted net income (loss) per fully exchanged, fully diluted shares outstanding (Note 1):
Adjusted fully-converted net income (loss)	$(288.3)	$792.0	$(246.8)	$2,204.4
Adjusted fully-converted net income (loss) per fully exchanged, fully diluted share	$(2.50)	$6.11	$(2.11)	$16.76
Adjusted fully-converted shares outstanding - diluted (Note 6)	115,946,954	129,690,375	117,837,285	131,547,028

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited, in millions, except share and per share data)

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED FULLY-CONVERTED NET INCOME (LOSS) AND ADJUSTED FULLY-CONVERTED NET INCOME (LOSS) EXCLUDING SPECIAL ITEMS (Note 1)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net income (loss) attributable to PBF Energy Inc. stockholders	$(285.9)	$786.4	$(244.5)	$2,188.9
Less: Income allocated to participating securities	—	—	—	—
Income (loss) available to PBF Energy Inc. stockholders - basic	(285.9)	786.4	(244.5)	2,188.9
Add: Net income (loss) attributable to noncontrolling interest (Note 2)	(3.1)	7.6	(3.0)	21.0
Less: Income tax benefit (expense) (Note 3)	0.7	(2.0)	0.7	(5.5)
Adjusted fully-converted net income (loss)	$(288.3)	$792.0	$(246.8)	$2,204.4
Special items (Note 4):
Add: Non-cash LCM inventory adjustment	154.5	—	154.5	—
Add: LCM inventory adjustment - SBR	0.3	—	(4.2)	—
Add: Change in fair value of contingent consideration, net	—	65.3	(3.3)	32.4
Add: Loss (gain) on formation of SBR equity method investment	—	3.2	8.7	(965.7)
Add: Loss on extinguishment of debt and termination of Inventory Intermediation Agreement	—	19.2	—	19.2
Add: Gain on land sales	—	—	—	(1.7)
Less: Recomputed income tax on special items (Note 3)	(40.3)	(22.7)	(40.5)	238.2
Adjusted fully-converted net income (loss) excluding special items	$(173.8)	$857.0	$(131.6)	$1,526.8

Weighted-average shares outstanding of PBF Energy Inc.	115,084,174	123,793,179	116,974,505	125,938,259
Conversion of PBF LLC Series A Units (Note 5)	862,780	910,494	862,780	910,469
Common stock equivalents (Note 6)	—	4,986,702	—	4,698,300
Fully-converted shares outstanding - diluted	115,946,954	129,690,375	117,837,285	131,547,028

Adjusted fully-converted net income (loss) per fully exchanged, fully diluted shares outstanding (Note 6)	$(2.50)	$6.11	$(2.11)	$16.76

Adjusted fully-converted net income (loss) excluding special items per fully exchanged, fully diluted shares outstanding (Note 4, 6)	$(1.50)	$6.61	$(1.12)	$11.61

	Three Months Ended		Nine Months Ended
RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO INCOME (LOSS) FROM OPERATIONS EXCLUDING SPECIAL ITEMS	September 30,		September 30,
	2024	2023	2024	2023
Income (loss) from operations	$(386.3)	$1,077.1	$(315.8)	$2,998.7
Special Items (Note 4):
Add: Non-cash LCM inventory adjustment	154.5	—	154.5	—
Add: LCM inventory adjustment - SBR	0.3	—	(4.2)	—
Add: Change in fair value of contingent consideration, net	—	65.3	(3.3)	32.4
Add: Loss (gain) on formation of SBR equity method investment	—	3.2	8.7	(965.7)
Add: Gain on land sales	—	—	—	(1.7)
Income (loss) from operations excluding special items	$(231.5)	$1,145.6	$(160.1)	$2,063.7

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
EBITDA RECONCILIATIONS (Note 7)
(Unaudited, in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND EBITDA EXCLUDING SPECIAL ITEMS	2024	2023	2024	2023
Net income (loss)	$(289.1)	$794.1	$(247.6)	$2,210.4
Add: Depreciation and amortization expense	161.8	143.9	464.5	432.2
Add: Interest expense, net	21.4	22.7	49.2	55.2
Add: Income tax (benefit) expense	(118.1)	254.6	(115.7)	729.0
EBITDA	$(224.0)	$1,215.3	$150.4	$3,426.8
Special Items (Note 4):
Add: Non-cash LCM inventory adjustment	154.5	—	154.5	—
Add: LCM inventory adjustment - SBR	0.3	—	(4.2)	—
Add: Change in fair value of contingent consideration, net	—	65.3	(3.3)	32.4
Add: Loss (gain) on formation of SBR equity method investment	—	3.2	8.7	(965.7)
Add: Loss on extinguishment of debt	—	5.7	—	5.7
Add: Gain on land sales	—	—	—	(1.7)
EBITDA excluding special items	$(69.2)	$1,289.5	$306.1	$2,497.5

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
RECONCILIATION OF EBITDA TO ADJUSTED EBITDA	2024	2023	2024	2023
EBITDA	$(224.0)	$1,215.3	$150.4	$3,426.8
Add: Stock-based compensation	9.1	8.8	30.1	27.7
Add: Change in fair value of catalyst obligations	—	0.1	—	(1.1)
Add: Non-cash LCM inventory adjustment (Note 4)	154.5	—	154.5	—
Add: LCM inventory adjustment - SBR (Note 4)	0.3	—	(4.2)	—
Add: Change in fair value of contingent consideration, net (Note 4)	—	65.3	(3.3)	32.4
Add: Loss (gain) on formation of SBR equity method investment (Note 4)	—	3.2	8.7	(965.7)
Add: Loss on extinguishment of debt (Note 4)	—	5.7	—	5.7
Add: Gain on land sales (Note 4)	—	—	—	(1.7)
Adjusted EBITDA	$(60.1)	$1,298.4	$336.2	$2,524.1

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in millions)

	September 30,	December 31,
	2024	2023
Balance Sheet Data:
Cash and cash equivalents	$976.7	$1,783.5
Inventories	2,605.7	3,183.1
Total assets	13,130.7	14,387.8
Total debt	1,254.4	1,245.9
Total equity	6,019.6	6,631.3
Total equity excluding special items (Note 4, 13)	$5,060.9	$5,557.4

Total debt to capitalization ratio (Note 13)	17%	16%
Total debt to capitalization ratio, excluding special items (Note 13)	20%	18%
Net debt to capitalization ratio* (Note 13)	4%	(9)%
Net debt to capitalization ratio, excluding special items* (Note 13)	5%	(11)%

* Negative ratio exists as of December 31, 2023 as cash was in excess of debt.

SUMMARIZED STATEMENT OF CASH FLOW DATA
(Unaudited, in millions)
	Nine Months Ended September 30,
	2024	2023
Cash flows provided by operating activities	$373.1	$1,032.6
Cash flows used in investing activities	(805.0)	(105.8)
Cash flows used in financing activities	(374.9)	(1,237.9)
Net change in cash and cash equivalents	(806.8)	(311.1)
Cash and cash equivalents, beginning of period	1,783.5	2,203.6
Cash and cash equivalents, end of period	$976.7	$1,892.5

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATING FINANCIAL INFORMATION (Note 8)
(Unaudited, in millions)

	Three Months Ended September 30, 2024
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$8,372.8	$94.6	$—	$(85.1)	$8,382.3
Depreciation and amortization expense	149.6	8.9	3.3	—	161.8
Income (loss) from operations	(341.2)	51.3	(96.4)	—	(386.3)
Interest (income) expense, net	(3.2)	(0.5)	25.1	—	21.4
Capital expenditures (1)	150.9	0.9	1.0	—	152.8

	Three Months Ended September 30, 2023
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$10,725.3	$94.8	$—	$(86.6)	$10,733.5
Depreciation and amortization expense	131.2	8.9	3.8	—	143.9
Income (loss) from operations (2)	1,175.7	49.6	(148.2)	—	1,077.1
Interest expense (income), net	10.1	(0.9)	13.5	—	22.7
Capital expenditures (1)	183.7	3.4	3.1	—	190.2

	Nine Months Ended September 30, 2024
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$25,735.8	$289.2	$—	$(261.0)	$25,764.0
Depreciation and amortization expense	427.6	27.1	9.8	—	464.5
Income (loss) from operations (2)	(217.5)	147.4	(245.7)	—	(315.8)
Interest (income) expense, net	(10.0)	(1.5)	60.7	—	49.2
Capital expenditures (1)	764.3	2.6	4.0	—	770.9

	Nine Months Ended September 30, 2023
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$29,159.2	$287.3	$—	$(260.4)	$29,186.1
Depreciation and amortization expense	397.1	27.1	8.0	—	432.2
Income from operations (2)	2,157.0	151.2	690.5	—	2,998.7
Interest (income) expense, net	(0.9)	2.9	53.2	—	55.2
Capital expenditures (1)	925.0	8.5	6.8	—	940.3

	Balance at September 30, 2024
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total Assets (3)	$11,354.8	$785.7	$1,028.1	$(37.9)	$13,130.7

	Balance at December 31, 2023
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total Assets (3)	$12,590.6	$816.8	$1,024.1	$(43.7)	$14,387.8

(1) For the nine months ended September 30, 2024, the Company’s refining segment included $5.6 million of capital expenditures related to the Renewable Diesel Facility. For the three and nine months ended September 30, 2023, the Company’s refining segment included $35.0 million and $300.3 million, respectively, of capital expenditures related to the Renewable Diesel Facility.

(2) Income (loss) from operations within Corporate for the nine months ended September 30, 2024 includes an $8.7 million reduction of the gain associated with the formation of the SBR equity method investment. Income from operations within Corporate for the three and nine months ended September 30, 2023 includes a loss of $3.2 million and a gain of $965.7 million, respectively, associated with the formation of the SBR equity method investment.

(3) As of September 30, 2024 and December 31, 2023, Corporate assets include the Company’s Equity method investment in SBR of $872.4 million and $881.0 million, respectively.

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
MARKET INDICATORS AND KEY OPERATING INFORMATION
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Market Indicators (dollars per barrel) (Note 9)	2024	2023	2024	2023
Dated Brent crude oil	$79.99	$87.02	$82.71	$82.11
West Texas Intermediate (WTI) crude oil	$75.28	$82.54	$77.71	$77.36
Light Louisiana Sweet (LLS) crude oil	$77.38	$84.93	$80.26	$79.82
Alaska North Slope (ANS) crude oil	$78.95	$87.95	$82.24	$81.74
Crack Spreads:
Dated Brent (NYH) 2-1-1	$16.22	$35.49	$19.56	$31.89
WTI (Chicago) 4-3-1	$17.47	$26.12	$18.04	$27.67
LLS (Gulf Coast) 2-1-1	$16.02	$36.19	$19.60	$32.24
ANS (West Coast-LA) 4-3-1	$19.27	$50.22	$25.19	$40.80
ANS (West Coast-SF) 3-2-1	$22.94	$48.88	$26.92	$40.53
Crude Oil Differentials:
Dated Brent (foreign) less WTI	$4.71	$4.48	$5.00	$4.75
Dated Brent less Maya (heavy, sour)	$13.09	$14.59	$12.60	$14.24
Dated Brent less WTS (sour)	$4.81	$3.80	$4.89	$4.72
Dated Brent less ASCI (sour)	$5.99	$4.23	$5.36	$5.60
WTI less WCS (heavy, sour)	$15.31	$17.13	$15.46	$16.66
WTI less Bakken (light, sweet)	$0.88	$(1.97)	$1.47	$(2.20)
WTI less Syncrude (light, sweet)	$(0.32)	$(2.31)	$0.65	$(2.76)
WTI less LLS (light, sweet)	$(2.10)	$(2.38)	$(2.55)	$(2.46)
WTI less ANS (light, sweet)	$(3.67)	$(5.41)	$(4.53)	$(4.38)
Effective RIN basket price	$3.89	$7.42	$3.65	$7.76
Natural gas (dollars per MMBTU)	$2.23	$2.66	$2.22	$2.58

Key Operating Information
Production (barrels per day ("bpd") in thousands)	945.4	952.7	927.2	919.6
Crude oil and feedstocks throughput (bpd in thousands)	935.6	939.7	918.2	909.2
Total crude oil and feedstocks throughput (millions of barrels)	86.1	86.4	251.6	248.2
Consolidated gross margin per barrel of throughput	$(3.35)	$14.20	$(0.25)	$9.33
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$6.79	$22.24	$8.84	$18.09
Refining operating expense, per barrel of throughput (Note 11)	$7.22	$7.12	$7.39	$7.80
Crude and feedstocks (% of total throughput) (Note 12)
Heavy	31%	27%	30%	27%
Medium	38%	33%	39%	34%
Light	17%	21%	17%	21%
Other feedstocks and blends	14%	19%	14%	18%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput)
Gasoline and gasoline blendstocks	49%	48%	47%	48%
Distillates and distillate blendstocks	33%	34%	33%	34%
Lubes	1%	1%	1%	1%
Chemicals	1%	1%	1%	1%
Other	17%	17%	19%	17%
Total yield	101%	101%	101%	101%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Supplemental Operating Information - East Coast Refining System (Delaware City and Paulsboro)
Production (bpd in thousands)	304.5	314.3	308.9	313.2
Crude oil and feedstocks throughput (bpd in thousands)	307.2	318.6	313.2	316.3
Total crude oil and feedstocks throughput (millions of barrels)	28.3	29.3	85.8	86.4
Gross margin per barrel of throughput	$(10.74)	$11.13	$(4.83)	$7.47
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$4.31	$17.51	$4.83	$14.71
Refining operating expense, per barrel of throughput (Note 11)	$5.09	$4.92	$5.46	$5.81
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	27%	19%	24%	14%
Medium	45%	37%	42%	42%
Light	9%	17%	15%	19%
Other feedstocks and blends	19%	27%	19%	25%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	37%	38%	35%	38%
Distillates and distillate blendstocks	35%	37%	35%	36%
Lubes	2%	2%	2%	2%
Chemicals	1%	1%	1%	1%
Other	24%	21%	26%	22%
Total yield	99%	99%	99%	99%

Supplemental Operating Information - Mid-Continent (Toledo)
Production (bpd in thousands)	163.2	156.0	139.8	137.4
Crude oil and feedstocks throughput (bpd in thousands)	160.0	152.6	137.4	135.0
Total crude oil and feedstocks throughput (millions of barrels)	14.7	14.0	37.7	36.8
Gross margin per barrel of throughput	$(5.03)	$10.17	$0.98	$5.53
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$9.83	$17.46	$11.98	$14.41
Refining operating expense, per barrel of throughput (Note 11)	$5.35	$5.88	$6.07	$7.20
Crude and feedstocks (% of total throughput) (Note 12):
Medium	34%	36%	38%	38%
Light	64%	63%	59%	61%
Other feedstocks and blends	2%	1%	3%	1%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	53%	51%	54%	49%
Distillates and distillate blendstocks	37%	37%	37%	35%
Chemicals	4%	4%	4%	4%
Other	8%	10%	7%	14%
Total yield	102%	102%	102%	102%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Supplemental Operating Information - Gulf Coast (Chalmette)
Production (bpd in thousands)	166.3	187.1	168.2	176.0
Crude oil and feedstocks throughput (bpd in thousands)	164.6	184.3	166.9	174.3
Total crude oil and feedstocks throughput (millions of barrels)	15.2	17.0	45.7	47.6
Gross margin per barrel of throughput	$(0.40)	$12.52	$2.67	$10.37
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$6.84	$18.03	$9.32	$16.87
Refining operating expense, per barrel of throughput (Note 11)	$6.55	$4.77	$5.83	$5.59
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	19%	17%	14%	17%
Medium	48%	40%	52%	37%
Light	16%	23%	16%	27%
Other feedstocks and blends	17%	20%	18%	19%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	45%	47%	44%	45%
Distillates and distillate blendstocks	34%	34%	35%	35%
Chemicals	1%	1%	1%	1%
Other	21%	20%	21%	20%
Total yield	101%	102%	101%	101%

Supplemental Operating Information - West Coast (Torrance and Martinez)
Production (bpd in thousands)	311.4	295.3	310.3	293.0
Crude oil and feedstocks throughput (bpd in thousands)	303.8	284.2	300.7	283.6
Total crude oil and feedstocks throughput (millions of barrels)	27.9	26.1	82.4	77.4
Gross margin per barrel of throughput	$1.52	$18.92	$0.48	$10.51
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$7.65	$32.85	$11.31	$24.34
Refining operating expense, per barrel of throughput (Note 11)	$10.72	$11.79	$10.85	$11.67
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	60%	59%	59%	62%
Medium	28%	23%	28%	20%
Light	0%	2%	0%	1%
Other feedstocks and blends	12%	16%	13%	17%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	60%	58%	60%	59%
Distillates and distillate blendstocks	29%	30%	29%	30%
Other	14%	16%	14%	14%
Total yield	103%	104%	103%	103%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
GROSS REFINING MARGIN / GROSS REFINING MARGIN PER BARREL OF THROUGHPUT (Note 10)
(Unaudited, in millions, except per barrel amounts)

	Three Months Ended September 30,
	2024		2023
RECONCILIATION OF CONSOLIDATED GROSS MARGIN TO GROSS REFINING MARGIN AND GROSS REFINING MARGIN EXCLUDING SPECIAL ITEMS	$	per barrel of throughput	$	per barrel of throughput
Calculation of consolidated gross margin:
Revenues	$8,382.3	$97.38	$10,733.5	$124.16
Less: Cost of sales	8,670.5	100.73	9,505.7	109.96
Consolidated gross margin	$(288.2)	$(3.35)	$1,227.8	$14.20
Reconciliation of consolidated gross margin to gross refining margin:
Consolidated gross margin	$(288.2)	$(3.35)	$1,227.8	$14.20
Add: Logistics operating expense	32.6	0.39	34.2	0.40
Add: Logistics depreciation expense	8.9	0.10	8.9	0.10
Less: Logistics gross margin	(94.6)	(1.10)	(94.8)	(1.10)
Add: Refining operating expense	621.4	7.22	615.8	7.12
Add: Refining depreciation expense	149.5	1.74	131.2	1.52
Gross refining margin	$429.6	$5.00	$1,923.1	$22.24
Special Items (Note 4):
Add: Non-cash LCM inventory adjustment	154.5	1.79	—	—
Gross refining margin excluding special items	$584.1	$6.79	$1,923.1	$22.24

	Nine Months Ended September 30,
	2024		2023
RECONCILIATION OF CONSOLIDATED GROSS MARGIN TO GROSS REFINING MARGIN AND GROSS REFINING MARGIN EXCLUDING SPECIAL ITEMS	$	per barrel of throughput	$	per barrel of throughput
Calculation of consolidated gross margin:
Revenues	$25,764.0	$102.41	$29,186.1	$117.59
Less: Cost of sales	25,827.7	102.66	26,871.5	108.26
Consolidated gross margin	$(63.7)	$(0.25)	$2,314.6	$9.33
Reconciliation of consolidated gross margin to gross refining margin:
Consolidated gross margin	$(63.7)	$(0.25)	$2,314.6	$9.33
Add: Logistics operating expense	105.4	0.41	101.4	0.41
Add: Logistics depreciation expense	27.1	0.11	27.1	0.11
Less: Logistics gross margin	(285.4)	(1.13)	(287.3)	(1.16)
Add: Refining operating expense	1,858.0	7.39	1,936.2	7.80
Add: Refining depreciation expense	427.6	1.70	397.1	1.60
Gross refining margin	$2,069.0	$8.23	$4,489.1	$18.09
Special Items (Note 4):
Add: Non-cash LCM inventory adjustment	154.5	0.61	—	—
Gross refining margin excluding special items	$2,223.5	$8.84	$4,489.1	$18.09

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES

(1) Adjusted fully-converted information is presented in this table as management believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful to investors to compare our results across the periods presented and facilitate an understanding of our operating results. We also use these measures to evaluate our operating performance. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The differences between adjusted fully-converted and GAAP results are explained in footnotes 2 through 6.

(2) Represents the elimination of the noncontrolling interest associated with the ownership by the members of PBF Energy Company LLC ("PBF LLC") other than PBF Energy Inc., as if such members had fully exchanged their PBF LLC Series A Units for shares of PBF Energy Class A common stock.

(3) Represents an adjustment to reflect PBF Energy’s estimated annualized statutory corporate tax rate of approximately 26.0% for both the 2024 and 2023 periods, applied to net income (loss) attributable to noncontrolling interest for all periods presented. The adjustment assumes the full exchange of existing PBF LLC Series A Units as described in footnote 2.

(4) The Non-GAAP measures presented include adjusted fully-converted net income (loss) excluding special items, income (loss) from operations excluding special items, EBITDA excluding special items and gross refining margin excluding special items. Special items for the periods presented relate to LCM inventory adjustments, our share of the SBR LCM inventory adjustment, net changes in fair value of contingent consideration, loss (gain) on the formation of the SBR equity method investment, loss on extinguishment of debt and termination of Inventory Intermediation Agreement, and gain on land sales, all as discussed further below. Additionally, the cumulative effects of all current and prior period special items on equity are shown in footnote 13.

Although we believe that Non-GAAP financial measures excluding the impact of special items provide useful supplemental information to investors regarding the results and performance of our business and allow for useful period-over-period comparisons, such Non-GAAP measures should only be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

Special Items:

LCM inventory adjustment - LCM is a GAAP requirement related to inventory valuation that mandates inventory to be stated at the lower of cost or market. Our inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out ("LIFO") inventory valuation methodology, in which the most recently incurred costs are charged to cost of sales and inventories are valued at base layer acquisition costs. Market price is determined based on an assessment of the current estimated replacement cost and net realizable selling price of the inventory. In periods where the market price of our inventory declines substantially, cost values of inventory may exceed market values. In such instances, we record an adjustment to write down the value of inventory to market value in accordance with GAAP. In subsequent periods, the value of inventory is reassessed, and an LCM inventory adjustment is recorded to reflect the net change in the LCM inventory reserve between the prior period and the current period. The net impact of these LCM inventory adjustments is included in the Refining segment’s income from operations, but are excluded from the operating results presented, as applicable, in order to make such information comparable between periods.

PBF Energy LCM inventory adjustment - During both the three and nine months ended September 30, 2024, we recorded an adjustment to value our inventories to the LCM which decreased income from operations and net income by $154.5 million and $114.3 million, respectively, reflecting an increase in the LCM inventory reserve of $154.5 million. There were no such adjustments in any other periods presented.
SBR LCM inventory adjustment - During the three and nine months ended September 30, 2024, SBR recorded adjustments to value its inventory to the LCM which decreased its income from operations by $0.6 million and increased its income from operations by $8.5 million, respectively. Our Equity loss in investee includes our 50% share of these adjustments. During the three and nine months ended September 30, 2024, these LCM adjustments decreased our income from operations by $0.3 million and increased our income from operations by $4.2 million, respectively ($0.2 million and $3.1 million, respectively, net of tax). There were no such adjustments in any other periods presented.

Change in fair value of contingent consideration, net - During the nine months ended September 30, 2024, we recorded a net change in fair value of the Martinez Contingent Consideration which increased income from operations by $3.3 million, or $2.4 million, net of tax. During the three and nine months ended September 30, 2023, we recorded a change in fair value of the Martinez Contingent Consideration, which decreased income from operations by $65.3 million and $32.4 million, respectively ($48.3 million and $24.0 million, respectively, net of tax). There was no such change in the three months ended September 30, 2024.

Loss (gain) on formation of SBR equity method investment - During the nine months ended September 30, 2024, we recorded a reduction of our gain associated with the formation of the SBR equity method investment, which decreased income from operations and net income by $8.7 million and $6.4 million, respectively. During the three months ended September 30, 2023, we recorded a reduction of our gain associated with the formation of the SBR equity method investment, which decreased income from operations and net income by $3.2 million and $2.4 million, respectively. During the nine months ended September 30, 2023, we recorded a net gain resulting from the difference between the carrying value and the fair value of the assets associated with the contributed SBR business, which increased income from operations and net income by $965.7 million and $714.6 million, respectively. There was no such (gain) loss during the three months ended September 30, 2024.

Loss on extinguishment of debt and termination of Inventory Intermediation Agreement - During the three and nine months ended September 30, 2023, we recorded a pre-tax loss on extinguishment of debt related to the redemption of our 7.25% senior unsecured notes due 2025 and the amendment and restatement of the Revolving Credit Facility, which decreased income before income taxes and net income by $5.7 million and $4.2 million, respectively. There were no such losses in any other periods presented.

During the three and nine months ended September 30, 2023, in conjunction with the early termination of the Third Inventory Intermediation Agreement, we incurred certain one-time exit costs, which decreased income before income taxes and net income by $13.5 million and $10.0 million, respectively. These costs were included within Interest expense, net, in our Condensed Consolidated Statement of Operations. There were no such costs in any other periods presented.

Gain on land sales - During the nine months ended September 30, 2023, we recorded a gain on the sale of a separate parcel of real property acquired as part of the Torrance refinery, but not part of the refinery itself, which increased income from operations and net income by $1.7 million and $1.3 million, respectively. There were no such gains in any other periods presented.

Recomputed income tax on special items - The income tax impact on these special items is calculated using the tax rate shown in (3) above.

(5) Represents an adjustment to weighted-average diluted shares outstanding to assume the full exchange of existing PBF LLC Series A Units as described in footnote 2.

(6) Represents weighted-average diluted shares outstanding assuming the conversion of all common stock equivalents, including options and warrants for PBF LLC Series A Units and performance share units and options for shares of PBF Energy Class A common stock as calculated under the treasury stock method (to the extent the impact of such exchange would not be anti-dilutive) for the three and nine months ended September 30, 2024 and 2023, respectively. Common stock equivalents exclude the effects of performance share units and options and warrants to purchase 4,693,222 and 4,630,480 shares of PBF Energy Class A common stock and PBF LLC Series A Units because they are anti-dilutive for the three and nine months ended September 30, 2024. Common stock equivalents exclude the effects of performance share units and options and warrants to purchase 2,000 and 28,809 shares of PBF Energy Class A common stock and PBF LLC Series A Units because they are anti-dilutive for the three and nine months ended September 30, 2023, respectively. For periods showing a net loss, all common stock equivalents and unvested restricted stock are considered anti-dilutive.

(7) Earnings before Interest, Income Taxes, Depreciation and Amortization ("EBITDA") and Adjusted EBITDA are supplemental measures of performance that are not required by, or presented in accordance with GAAP. Adjusted EBITDA is defined as EBITDA before adjustments for items such as stock-based compensation expense, change in the fair value of catalyst obligations, LCM inventory adjustment, our share of the SBR LCM inventory adjustment, net change in the fair value of contingent consideration, loss (gain) on the formation of the SBR equity method investment, loss on extinguishment of debt, gain on land sales, and certain other non-cash items. We use these Non-GAAP financial measures as a supplement to our GAAP results in order to provide additional metrics on factors and trends affecting our business. EBITDA and Adjusted EBITDA are measures of operating performance that are not defined by GAAP and should not be considered substitutes for net income as determined in accordance with GAAP. In addition, because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, they are not necessarily comparable to other similarly titled measures used by other companies. EBITDA and Adjusted EBITDA have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(8) We operate in two reportable segments: Refining and Logistics. Our operations that are not included in the Refining and Logistics segments are included in Corporate. As of September 30, 2024, the Refining segment includes the operations of our oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey, Toledo, Ohio, Chalmette, Louisiana, Torrance, California and Martinez, California. The Logistics segment includes the operations of PBF Logistics LP ("PBFX"), an indirect wholly-owned subsidiary of PBF Energy and PBF LLC, which owns or leases, operates, develops, and acquires crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets. PBFX's assets primarily consist of rail and truck terminals and unloading racks, storage facilities and pipelines, a substantial portion of which were acquired from or contributed by PBF LLC and are located at, or nearby, our refineries. PBFX provides various rail, truck and marine terminaling services, pipeline transportation services and storage services to PBF Holding and/or its subsidiaries and third party customers through fee-based commercial agreements.

PBFX currently does not generate significant third party revenue and intersegment related-party revenues are eliminated in consolidation. From a PBF Energy perspective, our chief operating decision maker evaluates the Logistics segment as a whole without regard to any of PBFX’s individual operating segments.

(9) Our market indicators table summarizes certain market indicators relating to our operating results as reported by Platts, a division of The McGraw-Hill Companies. Effective RIN basket price is recalculated based on information as reported by Argus.

(10) Gross refining margin and gross refining margin per barrel of throughput are Non-GAAP measures because they exclude refining operating expenses, depreciation and amortization and gross margin of the Logistics segment. Gross refining margin per barrel is gross refining margin, divided by total crude and feedstocks throughput. We believe they are important measures of operating performance and provide useful information to investors because gross refining margin per barrel is a helpful metric comparison to the industry refining margin benchmarks shown in the Market Indicators Tables, as the industry benchmarks do not include a charge for refinery operating expenses and depreciation. Other companies in our industry may not calculate gross refining margin and gross refining margin per barrel in the same manner. Gross refining margin and gross refining margin per barrel of throughput have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(11) Represents refining operating expenses, including corporate-owned logistics assets, excluding depreciation and amortization, divided by total crude oil and feedstocks throughput.

(12) We define heavy crude oil as crude oil with American Petroleum Institute ("API") gravity less than 24 degrees. We define medium crude oil as crude oil with API gravity between 24 and 35 degrees. We define light crude oil as crude oil with API gravity higher than 35 degrees.

(13) The total debt to capitalization ratio is calculated by dividing total debt by the sum of total debt and total equity. This ratio is a measurement that management believes is useful to investors in analyzing our leverage. Net debt and the net debt to capitalization ratio are Non-GAAP measures. Net debt is calculated by subtracting cash and cash equivalents from total debt. We believe these measurements are also useful to investors since we have the ability to and may decide to use a portion of our cash and cash equivalents to retire or pay down our debt. Additionally, we have also presented the total debt to capitalization and net debt to capitalization ratios excluding the cumulative effects of special items on equity.

	September 30,	December 31,
	2024	2023
	(in millions)
Total debt	$1,254.4	$1,245.9
Total equity	6,019.6	6,631.3
Total capitalization	$7,274.0	$7,877.2

Total debt	$1,254.4	$1,245.9
Total equity excluding special items	5,060.9	5,557.4
Total capitalization excluding special items	$6,315.3	$6,803.3

Total equity	$6,019.6	$6,631.3
Special Items (Note 4)
Add: Non-cash LCM inventory adjustment	154.5	—
Add: LCM inventory adjustment - SBR	34.5	38.7
Add: Change in fair value of contingent consideration, net	(62.1)	(58.8)
Add: Gain on formation of SBR equity method investment	(916.4)	(925.1)
Add: Cumulative historical equity adjustments (a)	(493.9)	(493.9)
Less: Recomputed income tax on special items	324.7	365.2
Net impact of special items	(958.7)	(1,073.9)
Total equity excluding special items	$5,060.9	$5,557.4

Total debt	$1,254.4	$1,245.9
Less: Cash and cash equivalents	976.7	1,783.5
Net debt	$277.7	$(537.6)

Total debt to capitalization ratio	17%	16%
Total debt to capitalization ratio, excluding special items	20%	18%
Net debt to capitalization ratio*	4%	(9)%
Net debt to capitalization ratio, excluding special items*	5%	(11)%

*Negative ratio exists as of December 31, 2023 as cash is in excess of debt.

(a) Refer to the Company’s 2023 Annual Report on Form 10-K (“Notes to Non-GAAP Financial Measures” within Management’s Discussion and Analysis of Financial Condition and Results of Operations) for a listing of special items included in cumulative historical equity adjustments prior to 2024.